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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of NorAm Energy Corp. and Subsidiaries on Form S-3 (File Nos. 33-64001, 33-41493, 33-52853, and 33-55071) and Form S-8 (File Nos. 2-61923, 33-10806, 33-20594,
33-38063, 33-38064, 33-54241, 33-54247, and 33-54253) of our report dated June
6, 1997, on our audit of the NorAm Energy Corp. Employee Savings and Investment Plan as of December 31, 1996, and for the year then ended, which report is included in this Annual Report on Form 11-K.





                                           COOPERS & LYBRAND L.L.P.

Houston, Texas
June 29, 1998